Exhibit 21.1




Subsidiaries of Finlay Fine Jewelry Corporation                 Jurisdiction
-----------------------------------------------                 ------------

Finlay Jewelry, Inc.                                            Delaware
Finlay Merchandising & Buying, Inc.                             Delaware
Sonab Holdings, Inc.                                            Delaware
Sonab International, Inc.                                       Delaware
Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.             France
eFinlay, Inc.                                                   Delaware